Exhibit 99.2

American CryoStem Corporation
(A Development Stage Company)
INTERIM FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011

American CryoStem Corporation
(A Development Stage Company)
Table of Contents

American CryoStem Corporation
(A Development Stage Company)
Balance Sheet
As of March 31, 2011

ASSETS

Current assets:
Cash	$72,055
Deposits	147,650

Total current assets	219,705

Property and Equipment (Net of Accumulated Depreciation)	162,517

Total Assets	$382,222

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable & accrued expenses	$78,171
Current Portion of Long Term Debt	15,644

Total current liabilities	93,815

Long-Term Liabilities
Lease Payable	59,321
Note payable to shareholder	66,625

Total long-term liabilities	125,946

Shareholders’ equity:
Preferred stock (One share convertible into 5 shares of common stock, par value $.0001, 4,800,000 issued and outstanding at March 31, 2011, 10 million shares authorized)	1,200,000
Common stock ($.001 par value, 46,312,916 shares issued and outstanding at March 31, 2011, 550,000,000 shares authorized)	46,313
Additional paid in capital	5,903,666
Accumulated deficit - development stage	(6,987,518)

Total shareholders’ deficit	162,461

Total Liabilities & Shareholders’ Deficit	$382,222

See Notes to Financial Statements

American CryoStem Corporation
(A Development Stage Company)
Statement of Operations
For the Three Months Ended March 31, 2011

General and administrative expenses:
Professional fees	$308,267
Research & Development	83,451
Rent expense	15,623
Administration	74,663

Total general & administrative expenses	482,004

Net loss from operations	(482,004)

Other income (expense):
Interest expense	(2,098)

Net loss before provision for income taxes	(484,102)

Provision for income taxes	0

Net Loss	$(484,102)

Basic & fully diluted net loss per common share	$(0.01)

Weighted average of common shares outstanding:
Basic & fully diluted	44,677,672

See Notes to Financial Statements

American CryoStem Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Three Months Ended March 31, 2011

Operating Activities:
Net loss	$(484,102)

Adjustments to reconcile net income items not requiring the use of cash:
Consulting Fees
Depreciation expense	5,032
Interest expense	975
Changes in other operating assets and liabilities
Deposits	(123,000)
Accounts Payable & Accrued Expenses	9,170
Accrued Interest Payable	(573)

Net cash used by operations	(591,498)

Investing activities:
Purchase of equipment	(3,247)

Net cash used by investing activities	(3,247)

Financing activities:
Issuance of capital stock	624,000
Lease payments	(5,650)

Net cash provided by financing activities	618,350

Net increase (decrease) in cash during the period	23,605

Cash balance at beginning of the fiscal year	48,449

Cash balance at March 31, 2011	$72,054

Supplemental disclosures of cash flow information:
Interest paid during the three months	$1,524
Income taxes paid during the three months	$0

See Notes to Financial Statements

American CryoStem Corporation
(A Development Stage Company)
Statement of Changes in Shareholders’ Equity
For the Three Months Ended March 31, 2011
Prices & shares adjusted for stock splits.

	Common Stock (Shares)	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity	Price Per Share

Balance at December 31, 2010	43,192,916	$43,193	$5,282,786	$(6,503,416)	$(1,177,438)

Issuance of common stock	3,090,000	3,090	614,910		618,000.20

Issuance of common stock for services	30,000	30	5,970		6,000.20

Net Loss				(484,102)

Balances at March 31, 2011	(Shares)	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity

Common Stock	46,312,916	$46,313	$5,903,666		$5,949,979
Preferred Stock	1,200,000				1,200,000
Accumulated Deficit				$(6,987,518)	(6,987,518)

Total Stockholders’ Equity					$162,461

See Notes to Financial Statements

American Cryostem Corporation
(A Development Stage Company)
Statement of Changes in Shareholders’ Equity - Preferred Stock
For the Three Months Ended March 31, 2011

	Preferred Shares	Preferred Value

Balance at December 31, 2010	4,800,000	$1,200,000

Balance at March 31, 2011	4,800,000	$1,200,000

See Notes to Financial Statements

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended March 31, 2011

NOTE 1. Organization of the Company and Significant Accounting Principles

American CryoStem Corporation (the “Company”) is a publicly held corporation formed in April 1987 in the state of Nevada. The Company’s common stock has been quoted on the OTC Pink Sheets under the symbol “AMCY” since February, 2009.

The Company is in the business of collecting adipose tissue and processing and storing adult stem cells extracted from the stem cells for future use. The process allows individuals to preserve their stem cells for future personal use in cellular therapy. The adipose derived stem cells are prepared and stored in their raw form without manipulation, bio-generation or the addition of biomarkers or other materials, making them suitable for current and future cellular treatments and therapies offered by existing and planned treatment centers worldwide. Individualized collection and storage of adult stem cells facilitates personalized medical solutions by providing the patient’s own preserved stem cells for future cellular therapies.

The Company has no material revenues and/or assets to date and as such is a “development stage” company.

Development Stage Company - the Company has no material revenues since its inception and therefore qualifies for treatment as a development stage company as per Statement of Financial Accounting Standards (SFAS) No. 7. As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the development stage are accumulated in “accumulated deficit - development stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Use of Estimates - The preparation of the financial statements in conformity with United States generally accepted accounting principles (“GAAP”) uniformly applied requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash and interest bearing deposits - For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Long Lived Assets - The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Equipment - Equipment is stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the assets, which is estimated at three years.

Office equipment	3 years
Leasehold improvements	15 years
Lab equipment	7 to 10 years

Income taxes - The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes”. SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended of March 31, 2011

NOTE 1. Organization of the Company and Significant Accounting Principles (continued)

Recent Accounting Pronouncements - Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820” and formerly referred to as FAS-157), establishes a framework for measuring fair value in GAAP, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements. ASC 820 is effective for fiscal years beginning after November 15, 2007. ASC 820-10-65, Transition and Open Effective Date Information, deferred the effective date of ASC 820, for non-financial assets and liabilities that are not on a recurring basis recognized or disclosed at fair value in the financial statements, to fiscal years, and interim periods, beginning after November 15, 2008. The Company has adopted the guidance within ASC 820 for non-financial assets and liabilities measured at fair value on a nonrecurring basis at January 1, 2009 and will continue to apply its provisions prospectively from January 1, 2009. The application of ASC 820 for non-financial assets and liabilities did not have a significant impact on earnings nor the financial position of the Company.

FASB ASC 810, Consolidation (“ASC 810”), ASC 810-10-65, Transition and Open Effective Date Information (“ASC 810-10-65” and formerly referred to as FAS-160) establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. ASC 810-10-65 is effective for fiscal years beginning after December 15, 2008. The application of ASC 810-10-65 did not have a significant impact on earnings nor the financial position of the Company.

FASB ASC 815, Derivatives and Hedging (“ASC 815”), ASC 815-10-65, Transition and Open Effective Date Information (“ASC 815-10-65”and formerly referred to as FAS-161) includes a requirement for enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. ASC 815 is effective prospectively for fiscal years beginning after November 15, 2008. The application of ASC 815 did not have a significant impact on earnings nor the financial position of the Company.

FASB ASC 855, Subsequent Events (“ASC 855” and formerly referred to as FAS-165), modified the subsequent event guidance. The three modifications to the subsequent events guidance are: 1) To name the two types of subsequent events either as recognized or non-recognized subsequent events, 2) To modify the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statement are issued or available to be issued and 3) To require entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date, i.e. whether that date represents the date the financial statements were issued or were available to be issued. The adoption of FASB ASC 855 did not have a material affect on the Company’s financial position.

Advertising – The company expenses advertising as incurred.

NOTE 2. Going Concern

The accompanying financial statements have been presented in accordance with GAAP, which assumes the continuity of the Company as a going concern. However, the Company has incurred significant losses since its inception and has no material revenues to date and continues to rely on financing and the issuance of shares to raise capital to fund its business operations.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended of March 31, 2011

NOTE 2. Going Concern (continued)

Management’s plans with regard to this matter are as follows:

The Company has been actively engaged in creating and implementing its new business model. In connection with this process, management of the Company has raised approximately $618,000 under SEC Rule 506 from January 1, 2011 to March 31, 2011, and retained the services of new corporate advisors and consultants. Additionally the Company has entered into a non-exclusive agreement with a registered broker-dealer pursuant to which such broker-dealer has agreed to assist the Company in raising funds on a best efforts basis through the sale of the Company’s securities.

The Company plans to continue to fund its operations through capital fundraising activities in 2011 until the new commercial facilities generate sufficient revenue to support its operations.

The Company, in pursuing the new business model, has developed numerous patentable technologies and business methods. The Company has filed its initial patent and several trademark applications and expects to file six (6) initial patents in the second and third quarter of 2011.

NOTE 3. Net Loss per Share

The Company applies SFAS No. 128, “Earnings per Share” to calculate loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. The effects of the debenture convertible into shares of common stock and the preferred shares convertible into common stock have been excluded from the calculation of loss per share because their inclusion would be anti-dilutive. Net loss per share is computed as follows:

Net Loss	$(482,568)

Weighted average shares outstanding	44,677,672
Basic & fully diluted net loss per common share	$(0.01)

NOTE 4. Property and Equipment

Property and Equipment are comprised of the following:

Leasehold Improvements	1,204

Office Equipment	$16,183

Lab Equipment	168,958

186,345

Less: Accumulated Depreciation	23,828

Net Property and Equipment	$162,517

NOTE 5. Note Payable to Shareholder

There is a note payable to a shareholder, which is unsecured at a face value of $65,000. The note carries an interest rate of 6% per annum and matures in fiscal year 2012.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended of March 31, 2011

NOTE 6. Long-Term Debt

Long-Term Debt consists of the following:

Lease payable to an equipment financing company, payable in monthly installments of $1,869.74 including interest at 10%, final payment due March 2015, collateralized by equipment with a net book value of $88,000	$74,966

Less current portion	(15,945)

Long-Term Debt	$59,321

Maturities of long-term debt are as follows:

Year Ending December 31	Amount

2011	$18,697
2012	22,437
2013	22,437
2014	22,437
2015	5,610

Total minimum lease payments	$91,618

Less amounts representing interest	16,652

Present value of net minimum lease payments	$74,966

NOTE 7. Common Stock and Convertible Preferred Stock Transactions

All shares of common stock and per share calculations in the Company’s Interim Financial Statements take into account and assume the May 2007 reverse split (1 for 15) and the February 2009 reverse split (1 for 200).

During the three months ended March 31, 2011, the Company issued 3,090,000 shares of common stock and received net proceeds of $618,000.

During the three months ended March 31, 2011, the Company issued 30,000 shares of common stock to a consultant and recorded consulting fees expense of $6,000.

NOTE 8. Fair Values of Financial Instruments

Cash, accounts payable and accrued expenses, lease payable, and note payable to shareholder in the balance sheet are estimated to approximate fair market value at March 31, 2011.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended of March 31, 2011

NOTE 9. Stock Options

During the fiscal year 2009, the Company issued options to purchase in the aggregate 200,000 shares of its common stock at an exercise price of $0.10 per share, which options expire in fiscal year 2012. In fiscal year 2010, the Company issued options to purchase 625,000 shares of its common stock at an exercise price of $0.10 per share expiring in fiscal year 2013.

All options granted are recorded at fair value using a generally accepted option pricing model at the date of the grant. For purposes of determining the option value, the fair value of each option granted is measured at the date of the grant by the option pricing model with the following assumptions; the dividend yield is 0%, volatility is 50%, and the risk free interest rate is 0.50%. As a result of the issuance, for the fiscal year ended December 31, 2009 and December 31, 2010, the Company recorded $28,725 and $81, 324, respectively, in expenses in the statement of operations.

The following is a summary of common stock options outstanding at March 31, 2011:

	Amount	Wgtd Avg Exercise Price	Wgtd Years to Maturity

Outstanding at December 31, 2008	0

Issues	250,000
Exercises	0
Expires	0

Outstanding at December 31, 2009	250,000	$0.10	2.56

Issues	625,000
Exercises	0
Expires	0

Outstanding at March 31, 2011	875,000	$0.08	2.34

NOTE 10. Reliance on Key Personnel

The Company largely relies on the efforts of its Chief Executive Officer and the Chairman of its Board of Directors. A withdrawal of the efforts of Chief Executive Officer and/or Chairman would have a material adverse affect on the Company’s ability to continue as a going concern.

NOTE 11. Litigation

The Company is not party to any pending litigation against it and is not aware of any litigation contemplated against it as of March 31, 2011 and the date of these financial statements.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended March 31, 2011

NOTE 12. Commitments & Contingencies
In March 2009, the Company executed agreements with two individuals to serve on the Company’s advisory committee to the Board of Directors. In June 2009 and December 2009, respectively, the Company executed agreements with additional persons to serve on the Company’s advisory committee to the Board of Directors. For each Advisor, the Company has agreed to issue 3 year options to each such person to purchase 125,000 shares of the Company’s common stock as follows: (i) options to purchase 50,000 shares on the date of execution of each Advisory Agreement, (ii) options to purchase 25,000 shares the first anniversary of the date each advisory agreement was signed; and (iii) options to purchase 25,000 shares on the second anniversary of the date each agreement was signed and; (iv) options to purchase 25,000 the third anniversary of the date each advisory agreement was signed. The initial tranche of options granted to each of the four advisors are exercisable at $0.10 per share, each subsequent tranche of stock options to purchase 25,000 shares will only be issued if a person is on the Company’s advisory board on the dates such stock options are to be issued as provided above. Other than the initial tranche of options, the options are exercisable at an exercise price per share equal to the product of (i) 110% multiplied by (a) the offering price of the Company’s proposed private placement per share current offering price for the initial 25,000 option shares and (b) the market price of the common stock for each additional 25,000 option shares for, 2010, 2011 and 2012, respectively.

In May 2010, the company executed an agreement with an individual to serve on the Company’s Advisory Committee. In connection with this agreement the Company granted to this individual a three year option from the date of the agreement an option to purchase a total of 100,000 shares of the Company’s common stock. These options vest as follows; 50,000 upon the execution of the agreement, 25,000 on the first anniversary of the agreement and 25,000 on the second anniversary of the agreement. The Advisor is entitled to receive an additional grant of 25,000 options on each successive anniversary date following the initial three year term at which the advisor continues to serve as a member of the advisory committee. The initial tranche of options granted are exercisable at $0.10 per share, each subsequent tranche of stock options to purchase 25,000 shares will only be issued if the person is on the Company’s advisory board on the dates such stock options are to be issued. The additional options are exercisable at an exercise price per share equal to the product of 110% multiplied by the closing market price of the common stock on the date upon which the options are granted.

In September 2010, the company executed an agreement with an individual serve as chairman of the Company’s Advisory Committee. In connection with this agreement the Company granted to this individual a three year option from the date of the agreement to purchase a total of 250,000 shares of the Company’s common stock. These options vest as follows; 100,000 upon the execution of the agreement, 75,000 on the first anniversary of the agreement and 75,000 on the second anniversary of the agreement. The Advisor is entitled to receive an additional grant of 50,000 options on each successive anniversary date following the initial three year term at which the advisor remains the Chairman and a member of the advisory committee. The initial tranche of options granted are exercisable at $0.10 per share, each subsequent tranche of stock options to purchase 50,000 shares will only be issued if the person is on the Company’s advisory board on the dates such stock options are to be issued. The additional options are exercisable at an exercise price per share equal to the product of 110% multiplied by the closing market price of the common stock on the date upon which the options are granted.

In September 2010, the Company entered into a 2 year consulting agreement with a consultant to provide assistance in developing supervisory and operating processes and procedures regarding the day to day operations of its adipose tissue processing laboratory. Under the terms of the agreement the Company agreed to pay the consultant a monthly fee of $2,500 and to issue to the consultant a three year option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.10. The options granted under this agreement vest as follows; 50,000 upon execution of the agreement, 25,000 on the first anniversary of the agreement and 25,000 on the second anniversary of the agreement. Furthermore all the options granted under this agreement will immediately vest should the consultant become an employee of the Company.

American CryoStem Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended March 31, 2011

In November 2010, the Company executed an agreement with an individual to serve on the Company’s advisory committee to the Board of Directors. In December 2010, the Company executed an agreement with an additional individual to serve on the Company’s advisory committee to the Board of Directors. For each Advisor, the Company has agreed to issue 3 year options to each such individual to purchase 150,000 shares of the Company’s common stock. The options shall vest as follows: (i) 50,000 shares on the date of execution of each Advisory Agreement, (ii) 50,000 shares the first annual anniversary of the date each advisory agreement was signed; and (iii) options to purchase 50,000 shares on the second anniversary of the date each agreement was signed. The initial tranche of options granted to each of the two advisors are exercisable at $0.10 per share, Subsequent stock options to purchase 50,000 shares will be issued following the initial three year term if a person remains a member of the Company’s advisory board on the dates such stock options are to be issued. Options issued to the advisors for their continued participation on the Advisory Board subsequent to their initial 3 year term options are exercisable at an exercise price per share equal to the product of (i) 110% multiplied by the market price of the common stock for each additional 25,000 option grant.

In December 2008, the Company reserved 10 million shares of its common stock for issuance under the Company’s Stock Incentive Plan (the “SOP”). Under the SOP, the Company, at the sole discretion of its stock option committee (or board of directors if a stock option or similar committee is not then in existence), may issue stock options to qualified employees and others not to exceed $1 million per person annually based upon the then aggregate fair market value of the Company’s common stock.

In December 2009, the Company entered into a one year consulting agreement with a consultant who will provide the Company assistance in developing certain processes, laboratory operations and laboratory validations, and creating additional new and unique process materials including proprietary fluidics for the Company regarding the processing of adipose tissue. The Company has agreed to pay the consultant $6,000 per month. The consulting agreement has been extended to December 2011. The Company has also agreed to pay the consultant a $10,000 success fee upon the completion of the necessary validation work with respect to the processing of adipose tissue into its derivative components. In addition, the Company agreed to issue 3 year stock options to purchase 250,000 shares of common stock to the consultant exercisable at $0.10 per share. Such stock options vest as follows (i) 100,000 shares upon the completion of laboratory process validation, and (ii) 150,000 shares in June 2010, provided the validation process has been completed and the Company has commercialized its products.

In December 2009, the Company entered into a 1 year consulting agreement with a consultant whereby the consultant will market the Company’s services. Under the terms of the consulting agreement, the Company agreed to pay the consultant a base salary of $2,000 per month and issue to the consultant 120,000 shares of common stock (30,000 per quarter). The consulting agreement has been extended to December 2011 and salary, bonuses and stock options are determined at the sole discretion of the Board based upon the then business status of the Company.

In December 2008, the Company entered into employment agreements with its Chief Executive Officer and Chairman. The term of each such agreement is five years and provides for salaries, bonuses and stock options determined at the sole discretion of the Board based upon the then business status of the Company.

NOTE 12. Subsequent Events

On April 20, 2011, R & A Productions, Inc. (R&A), a Nevada corporation, entered into an asset purchase agreement (Asset Purchase) with the Company pursuant to which: (i) R&A purchased substantially all of the assets and assumed substantially all of the liabilities of the Company solely in exchange for the issuance by R&A to the Company of 21,000,000 shares of R&A common stock. Upon the Asset Purchase closing, the Company became the majority shareholder of R&A.